Exhibit 99.1

Aditxt Subsidiary Adimune to Ship Drug Substances for Final Drug Product Formulation of ADI-100 Ahead of Planned Clinical Trials in Type 1 Diabetes and Psoriasis in Germany, and Stiff Person Syndrome at the Mayo Clinic in the U.S.

MOUNTAIN VIEW, Calif., March 6, 2025--(BUSINESS WIRE)--Aditxt, Inc. (NASDAQ: ADTX) (“Aditxt” or the “Company”), a social innovation platform dedicated to accelerating promising health innovations, today provided an update on its subsidiary, Adimune, Inc., (“Adimune”) and its progress in advancing ADI-100, an investigational product candidate to be studied in patients with Psoriasis, Type I Diabetes (T1D) and Stiff Person Syndrome.

Adimune’s mission is to address the root causes of autoimmune diseases. By harnessing the body’s natural ability to restore and maintain immune tolerance, Adimune strives to deliver innovative solutions that improve lives without the risks of immunosuppression.

As a subsidiary of Aditxt, Adimune continues to advance its novel immune modulation therapy, the ADI platform, for autoimmune diseases toward first-in-human clinical trials. Aditxt provides critical support, resources, and infrastructure to drive regulatory and clinical progress, helping move ADI-100, its first product candidate based on the ADI platform, into its next phase of development with a focus on demonstrating safety and efficacy in autoimmune disease treatment.

Status Update

All preclinical studies of Adimune’s first product candidate, ADI-100, have been completed, and the shipment of the drug substances for final drug product formulation are planned for March. These studies have provided several data points supporting the potential effectiveness of ADI-100 in restoring durable tolerance over the 10-month duration of the T1D studies both in prevention and treatment study designs. Preclinical safety and toxicology studies have shown absence of drug toxicity, no antibody formation to the drug product, and a lack of persistence in all organs evaluated. Furthermore, Adimune has demonstrated in three separate preclinical studies that ADI-100 does not impair the responsiveness of the immune system to combat infection, cancer, or the tumor fighting capabilities of checkpoint inhibitors.

Good Manufacturing Process (GMP) clinical-grade drug substances have been successfully manufactured by a qualified contract manufacturer. Upon shipment, the clinical grade drug substances will be formulated into the final drug product, ready for stability testing, and use in the clinical trials pending required regulatory submissions. Lastly, two remaining drug product release assays specifically designed for ADI-100 are in the final stages of validation to be used once the final drug product is ready.

Preclinical and manufacturing data, including the clinical-grade drug substance, are essential components of the complete dossier that we intend to submit to the regulatory agencies, which evaluate the safety and quality of the final drug product to be administered in the clinical trials. Adimune has had pre-submission meetings with the regulatory agency in Germany and has completed the additional studies requested.

For the clinical trials that are planned in Germany, Adimune has engaged with a Contract Research Organization (CRO) to manage the process, including site selection. In parallel, Adimune is working with the Mayo Clinic to prepare the IND package for FDA submission and is awaiting a pre-IND meeting expected in the second quarter of this year to review the package before full submission.

“Adimune is committed to developing a transformative approach to autoimmunity—one that focuses on restoring immune tolerance rather than suppressing the immune system,” said Dr. Friedrich Kapp, Co-CEO of Adimune. “With the shipment of ADI-100 drug substance soon underway, we are moving toward clinical trials and remain focused on executing the necessary steps to ensure the highest standards of safety, efficacy and regulatory compliance. We are completing key milestones that will allow us to advance the ADI-100 drug product into human studies and bring us closer to a potential paradigm shift in autoimmune disease treatment.”

Amro Albanna, Co-Founder, Chairman and CEO of Aditxt, added, “This milestone underscores the significant progress Adimune has made in bringing ADI and ADI-100 to the clinic, with the shipment of the drug substance marking a critical step in that journey. Adimune exemplifies Aditxt’s mission of identifying and accelerating disruptive health innovations. By providing the support and infrastructure needed to advance ADI-100 toward clinical trials, we are reinforcing our commitment to addressing autoimmune diseases as one of the most pressing health challenges we face today.”

About ADI-100

ADI-100 is an investigational, innovative antigen-specific gene therapy that consists of two DNA molecules designed to restore immune tolerance in autoimmune diseases or to induce tolerance to transplanted organs. A key target of ADI-100 is Glutamic Acid Decarboxylase (GAD), an enzyme implicated in Type 1 Diabetes, Stiff Person Syndrome, and several other autoimmune conditions. This approach is designed to retrain the immune system to recognize antigens as “self” without relying on immunosuppression, offering the possibility of significant safety and efficacy benefits.

The therapy consists of a DNA molecule that encodes a pro-apoptotic protein (BAX), which has been shown in preclinical models to induce localized apoptotic cell death leading to recruitment of key immune cells called dendritic cells combined with a methylated DNA molecule that encodes a modified form of GAD to retrain the immune system to become tolerant to the antigen.

ADI-100 is designed to work through precision immune reprogramming, downregulating pro-inflammatory cytokines while upregulating anti-inflammatory cytokines in an antigen-specific manner. It is designed to tolerize to GAD, which is a target of autoimmunity, directly or indirectly involved in Type 1 diabetes, psoriasis, and certain central nervous system autoimmune disorders. In the mouse model for type 1 diabetes, ADI-100 demonstrated a reduction in the number of aggressive T cells directed against insulin, another antigen in the pancreas that is a target of autoimmune attack. This bystander effect is an important factor to counteract a phenomenon often observed where autoimmunity spreads to other regions of a protein or to other proteins in a cell. Another potential benefit of downregulating anti-GAD antibodies by ADI-100 is restoration of GABA levels, further enhancing the tolerization process.

To learn more and view the corporate presentation, please visit adimune.com.

About Aditxt

Aditxt, Inc.® is a social innovation platform dedicated to accelerating promising health innovations. Aditxt’s ecosystem of research institutions, industry partners and shareholders collaboratively drive their mission to “Make Promising Innovations Possible Together.” The innovation platform is the cornerstone of Aditxt’s strategy, where multiple disciplines drive disruptive growth and address significant societal challenges. Aditxt operates a unique model that democratizes innovation, ensures every stakeholder’s voice is heard and valued, and empowers collective progress.

Aditxt currently operates two programs focused on immune health and precision health. The Company plans to introduce two additional programs dedicated to public health and women’s health. For these, Aditxt has entered into an Arrangement Agreement with Appili Therapeutics, Inc. (“Appili”) (TSX: APLI; OTCPink: APLIF), which focuses on infectious diseases, and a Merger Agreement with Evofem Biosciences, Inc. (“Evofem”) (OTCQB: EVFM). Each program will be designed to function autonomously while collectively advancing Aditxt’s mission of discovering, developing and deploying innovative health solutions to tackle some of the most urgent health challenges. The closing of each of the transactions with Appili and Evofem is subject to several conditions, including but not limited to approval of the transactions by the respective target shareholders and Aditxt raising sufficient capital to fund its obligations at closing. These obligations include cash payments of approximately $17 million for Appili and $17 million for Evofem, which includes approximately $15.2 million required to satisfy Evofem’s senior secured noteholder; should Aditxt fail to secure these funds, Evofem’s senior secured noteholder is expected to seek to prevent the closing of the merger with Evofem. On Dec. 23, 2024, Evofem announced the cancellation of its special stockholders meeting and the withdrawal of the merger proposal with Aditxt from consideration by the stockholders. No assurance can be provided that all of the conditions to closing will be obtained or satisfied or that either of the transactions will ultimately close.

For more information, www.aditxt.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s ability to finance and execute its strategic M&A initiatives; the Company’s ability to obtain the necessary funding and partner to commence clinical trials; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth, and strategies; the Company’s ability to raise additional capital; expected usage of the Company’s ELOC and ATM facilities; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in Aditxt’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Corporate Communications
Jeff Ramson, PCG Advisory
T: 646-863-6893
jramson@pcgadvisory.com